Exhibit 10.50

AMENDMENT NO.3
TO
SECOND AMENDED AND RESTATED GUARANTY

This AMENDMENT NO.3 TO SECOND AMENDED AND RESTATED GUARANTY (this “Amendment”), dated as of March 2,2010, is entered into by and between First Wind Holdings, LLC, a Delaware limited liability company (“FWH”) and HSH Nordbank AG, New York Branch (“HSHN”).

RECITALS

WHEREAS, FWH entered into that certain Second Amended and Restated Guaranty in favor of HSHN, dated as of July 17,2009 (the “Guaranty Agreement”);

WHEREAS, FWH and HSHN entered into that certain Amendment No.1 to Second Amended and Restated Guaranty, dated as of November 30, 2009;

WHEREAS, FWH and HSHN entered into that certain Amendment No.2 to Second Amended and Restated Guaranty, dated as of December 22,2009; and

WHEREAS, FWH and HSHN wish to further amend the Guaranty Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

Section 1.               Definitions. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Guaranty Agreement.

Section 2.               Amendment to Guaranty Agreement. Effective on the date hereof, the Guaranty Agreement is hereby amended as follows:

(a)           The definition of “Change of Control” shall be deleted in its entirety and replaced with the following:

“Change of Control” shall mean an event or any series of events by which (i) the Sponsors taken together cease to have the power, directly or indirectly, to vote or direct the voting of membership interests carrying the voting rights to elect the majority of the board of directors of the Guarantor or (ii) the Sponsors taken together cease to own legally and beneficially, directly or indirectly, at least 50% of the membership or economic interests of the Guarantor.

(b)           The definition of “Permitted Indebtedness” shall be deleted in its entirety and replaced with the following:

“Permitted Indebtedness” shall mean (a) the Indebtedness under the Basic Documents; (b) Outstanding HSH Loans and other Indebtedness permitted under the terms of the Outstanding HSH Loans; (c) “Permitted Indebtedness” (as defined in any FW Credit Facility) and the financing of any Eligible Qualified Project under a FW Credit Facility for which the Corresponding Term Loans (as defined in such FW Credit Facility) have been repaid in full and all excess proceeds of such financing, if any, are distributed to the Guarantor and deposited in accounts subject to the lien of the Security Agreements; (d) the guarantees and the loans entered into prior to the Effective Date as listed on Schedule 5, each of which is subordinated in all respects to the Guaranteed Obligations; (e) any refinancings, replacements, refundings, renewals or extensions of the Indebtedness described in clauses (a) through (d) above and this clause (e); provided, that the amount of such Indebtedness is not increased at the time of such refinancing, replacement, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; (f) trade payables or other similar Indebtedness incurred in the ordinary course of business if paid when due (taking into account any grace periods) and in any event within 90 days after the date of the relevant invoice; (g) intercompany loans between any Project Company or wholly-owned (direct or indirect) subsidiary of the Guarantor and the Guarantor, between the Guarantor and FWA or FWA4, or between wholly-owned (direct or indirect) subsidiaries of the Guarantor; provided, in each case that such loans are unsecured and are subordinated in all respects to the Outstanding HSH Loans pursuant to an intercreditor agreement that is similar in form and in substance to the Intercreditor Agreement; (h) a guarantee by the Guarantor for certain limited indemnification obligations in connection with the Agreement for Purchase of Membership Interests, dated as of January 31, 2008, among UPC New York Wind 2, LLC (n/k/a New York Wind II, LLC), UPC New York Wind 3, LLC (n/k/a

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New York Wind III, LLC) and Lehman First Wind Holdings LLC (as successor in interest to Lehman Brothers Holdings Inc., a Delaware corporation) in an amount not exceeding $20,000,000; and (i) (x) Indebtedness in respect of capital lease obligations and purchase money obligations and renewals, refinancings and extensions thereof, for fixed or capital assets and (y) customary indemnities in connection with sales by the Guarantor and its Subsidiaries otherwise permitted hereunder, provided that the aggregate amount of all such Indebtedness in clauses i(x)-(y) herein at anyone time outstanding shall not exceed $25,000,000 and shall at all times be subordinated to the Guaranteed Obligations on subordination terms substantially similar to those set forth on Schedule 8; (j) Indebtedness of the Guarantor in an aggregate amount not to exceed at any time the positive difference between Minimum Members’ Equity and $600,000,000; provided, that such Indebtedness shall be subordinated by terms substantially similar to those set forth on Schedule 8 by its terms; (k) Indebtedness incurred under the AIMCO Credit Agreement, including without limitation the Undertaking Agreement, dated as of the date hereof, entered into by the Guarantor and Wells Fargo, N.A.; and (1) Indebtedness incurred with respect to (1) the transfer of certain letters of credit for the Mars Hill Project and the Steel Winds Project to the related Project Companies or other Affiliates in accordance with the terms of the Holdings Loan Agreement, including without limitation any guarantee by the Guarantor of such letters of credit and (2) the establishment of a corporate letter of credit facility in an amount up to $50,000,000 by the Guarantor or an Affiliate, including without limitation any guarantee by the Guarantor in respect of such letter of credit facility; provided, that such Indebtedness shall be subordinated by terms substantially similar to those set forth on Schedule 9 by its terms.

(c)           Clause (o) of the definition of “Permitted Liens” shall be deleted in its entirety and replaced with the following:

(i)            as required in connection with Permitted Indebtedness described in clauses (i) or (j) of the definition thereof, or (ii) as required in connection with any other permitted financing of a project owned by the Guarantor or any subsidiary of the Guarantor if the Net Cash Proceeds of such financing are distributed to Guarantor and deposited in accounts subject to the lien of the Security Agreements and applied in accordance with Section 3(d), as applicable;

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(d)           The definition of “Restricted Payment” shall be deleted in its entirety and replaced with the following:

“Restricted Payment” shall mean any of the following:

(a)           (i) any dividend or distribution (in cash, property or obligations) on, or any other payment or distribution on account of, or any payment for, or any purchase, redemption, retirement or other acquisition, directly or indirectly of, any ownership interests in the Guarantor (except (A) any such dividend or distribution in respect of taxes owed in respect to tax distributions not to exceed $2,000,000 in the aggregate and (B) any UPC Wind Partners II Redemption Payment); (ii) any option or warrant for the purchase or acquisition of any such ownership interests or (iii) the setting apart of any money for a sinking or other analogous fund for any of the foregoing; and

(b)           (i) any payment (in cash, property or obligations) with respect to principal or interest on, or any other payment or distribution on account of, or any payment for, the purchase, redemption, retirement or other acquisition of, any subordinated debt, except for any payments as may be expressly permitted by Schedule 8, Schedule 9 or clause (g) of the definition of “Permitted Indebtedness, as applicable; or (ii) the setting apart of any money for a sinking or other analogous fund for any of the foregoing.

(e)           Section 3(g) shall be deleted in its entirety and replaced with the following:

Audited Financial Statements; Reporting. It shall provide to the Administrative Agent as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, (provided that subsequent to an initial public offering of equity securities of the Guarantor, such 120 day period shall be reduced to 90 days) the audited balance sheet and related consolidated statements of income, operations and cash flows of the Guarantor and its subsidiaries as of the end of and for such year, setting forth in each case comparative form of the figures for the previous fiscal year, all reported on by an independent public accountant of recognized national standing (in respect of all time periods subsequent to the year ending December 31, 2010, without a “going concern” or like qualification or exception and without any qualification

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or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of income, operations and cash flows of the Guarantor and its subsidiaries in accordance with GAAP consistently applied.

(f)            Schedule 3(aa) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

(aa)         Distributions. Guarantor shall not make or declare any Restricted Payments without the prior written consent of the Administrative Agent, unless (i) after giving effect to such Restricted Payment the Guarantor shall have not less than $600,000,000 of Minimum Members’ Equity, (ii) the Restricted Payment is distributed solely from cashflow received by the Guarantor other than proceeds of any Indebtedness, and (iii) any Restricted Payment shall not exceed the positive difference of (A) aggregate cashflow other than proceeds of Indebtedness received by the Guarantor on or after the Effective Date less (B) Restricted Payments previously made on or after the Effective Date.

(g)           The schedule attached hereto as Exhibit A shall be added to the Agreement as new Schedule 8.

(h)           The schedule attached hereto as Exhibit B shall be added to the Agreement as new Schedule 9.

Section 3.               Legal Effect. This Amendment shall become effective as of the date hereof. This Amendment constitutes the entire agreement between the parties hereto with respect to the matters dealt with herein. All previous documents, undertakings and agreements, whether verbal, written or otherwise, between the parties hereto with respect to the subject matter of the Amendment, are hereby cancelled and superseded and shall not affect or modify any of the terms or obligations set forth in this Amendment.

Section 4.               Miscellaneous.

(a)           Reference to and Effect on the Guaranty Agreement. Except as expressly set forth herein, the Guaranty Agreement as specifically amended by this Amendment shall remain unchanged and in full force and effect and hereby is ratified and confirmed. FWH acknowledges that this Amendment does not constitute any commitment to provide any additional loans or other extensions of credit, any future waiver or forbearance, or any additional extensions of time for the repayment of any debt. In consideration for the commitments contained in

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the Guaranty Agreement as amended by this Amendment, FWH agrees and covenants that it will not claim that any current or prior action or course of conduct by HSHN with respect to any Events of Default that have occurred or may hereafter occur, constitutes an agreement or obligation to continue such action or course of conduct in the future. FWH acknowledges that HSHN has not made any commitments, undertakings, waivers or amendments except as expressly set forth in this Amendment.

(b)           Governing Law, Etc. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflict of laws provisions thereof other than Section 5-1401 of the New York General Obligations Law). FWH hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any state or federal court sitting in the County of New York, State of New York over any suit, action or proceeding arising out of or relating to this Amendment. Service of process by HSHN in any such dispute shall be binding on FWH if sent to the FWH by registered or certified mail, at the address specified on the signature page of this Amendment. FWH agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction.

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

NO CLAIM SHALL BE MADE BY ANY PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(c)           Counterparts and Facsimile or Electronic Mail Execution. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any

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of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or by electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(d)           Address for Notices. The parties acknowledge and agree that the address for notices set forth on the signature pages to this Amendment shall be the addresses for all notices delivered in connection with this Amendment or the Guaranty Agreement and that the addresses set forth on the signature pages to the Guaranty Agreement shall no longer be effective for notices.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

FIRST WIND HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Michael U. Alvarez
	Name:	Michael U. Alvarez
	Title:	President and COO

Address for Notices:

First Wind Holdings, LLC
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111
Attention:  President
Facsimile:  (617) 960-2889

with a copy to:

First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111
Attention:  General Counsel
Facsimile:  (617) 960-2889

HSH NORDBANK AG, NEW YORK BRANCH,

By:	/s/ David Watson
	Name:	David Watson
	Title:	Vice President
HSH Nordbank AG, New York Branch

By:	/s/ Michael Pepe
	Name:	Michael Pepe
	Title:	Senior Vice President
HSH Nordbank AG, New York Branch

HSH NORDBANK AG, NEW YORK BRANCH
230 Park Avenue
32nd Floor
New York, New York 10169-0005
Attention:  Energy - Portfolio Management
Telephone:  (212) 407-6044 (David Watson)
Facsimile:  212-407-6807

with a copy to:

HSH NORDBANK AG, NEW YORK BRANCH
230 Park Avenue
32nd Floor
New York, New York 10169-0005
Attention:  General Counsel
Telephone:  (212) 407-6152
Facsimile:  (212) 407-6811

Exhibit A

Schedule 8

Terms of Subordination

1.             General.

(a)           Unless otherwise expressly provided hereunder, payment of the principal of Permitted Indebtedness under clause (j) of such definition (“Subordinated Indebtedness”) and other amounts payable on or in respect of Subordinated Indebtedness shall be subordinate and subject in right of payment to the prior payment in full of all Guaranteed Obligations (including without limitation post-petition interest and postpetition fees and costs, whether or not allowable in bankruptcy, but excluding certain indemnity or reimbursement obligations that survive the repayment in full of the underlying Loans and for which no claim has been asserted) (“Payment in Full”). Subordinated Indebtedness (excluding interest paid in kind) shall be not incurred if the principal amount thereof will exceed the applicable aggregate maximum indebtedness set forth in clause (j) of the definition of Permitted Indebtedness.

(b)           Any lender supplying Subordinated Indebtedness (each, in such capacity, a “Subordinated Lender”) agrees that, unless and until Payment in Full, such Subordinated Lender shall not ask, demand, sue for, take or receive from, by set-off or in any other manner, or retain, payment (in whole or in part) of its Subordinated Indebtedness from the Guarantor except (i) as permitted under these subordination provisions and (ii) if no Event of Default under the Guaranty would result from such a payment.

(c)           Each Subordinated Lender agrees that the Guarantor shall make Payment in Full prior to the payment of principal of its Subordinated Indebtedness, except as permitted pursuant to Section 4 hereof.

(d)           Notwithstanding anything to the contrary contained in this Guaranty, the Guarantor may pay outstanding principal, together with accrued and unpaid interest and fees then due, in respect of any Subordinated Indebtedness (the “Original Debt”) from the proceeds of any new Subordinated Indebtedness incurred to refinance or replace such Original Debt.

2.             Subordinated Maturity Date. The maturity date of any Subordinated Indebtedness shall be no earlier than December 31, 2011, which date shall be extended to a date that is no less than 91 days after any new maturity date of the Guaranteed Obligations (the “Subordinated Maturity Date”).

3.             Interest; Subordinated Payments. No part of the principal of any Subordinated Indebtedness shall be repaid before the earlier to occur of the Payment in Full of the Guaranteed Obligations or the Subordinated Maturity Date therefor, unless otherwise permitted under Section 4 of this Schedule 8. The aggregate amount of interest required to be paid in cash in respect of any Subordinated Indebtedness shall not over any twelve (12) consecutive month period exceed an aggregate amount equal to 13% of the outstanding principal amount of such Subordinated Indebtedness accrued over such 12-month period, inclusive of any and all fees payable in connection with such Subordinated Indebtedness (with original issue discount and fees being equated to interest based on a weighted average life to maturity of the Subordinated Indebtedness); provided, that any interest payable in respect of the Subordinated Indebtedness that will exceed such limitations set forth above shall not be paid unless and until a holder of membership interests in the Guarantor or one or more of such holder’s Affiliates performs any of the following:

(a)           makes a cash equity capital contribution to the Guarantor in the form of Cure Equity in the amount of such excess interest; or

(b)           makes a subordinated loan to the Guarantor in the form of Cure Debt in an amount of such excess interest.

For purposes of the foregoing, the following terms shall have the corresponding meanings:

“Cure Debt” shall mean Indebtedness issued by the Guarantor to the holders of membership interests in the Guarantor or any of their Affiliates (a) that is subordinated to the Guaranteed Obligations and in accordance with the terms set forth on this Exhibit A, and (b) that has no principal amortization, mandatory redemption, interest payment payable in cash or other cash payment requirements prior to the date that is six (6) months after the scheduled maturity date of the Guaranteed Obligations.

“Cure Equity” shall mean membership interests in and issued by the Guarantor for cash to the holders of membership interests in the Guarantor or any of their Affiliates and (a) contain no requirement to be purchased, redeemed, retired or defeased (or any similar requirement) or the payment of any cash dividend, prior to date that is six (6) months after the scheduled maturity date of the Guaranteed Obligations and (b) are not subject to any mandatory cash dividend or distribution requirements prior to the date that is six (6) months after the scheduled maturity date of the Guaranteed Obligations (except for Tax Distributions).

4.             Principal Payments. The Guarantor agrees that unless and until Payment in Full, it shall not make (or cause to be made) any cash payment of principal on or in respect of any Subordinated Indebtedness to any Subordinated Lender, except that such payments may be made (x) to the extent permitted by Section 1(d) of this Schedule 8 or (y) from funds of the Guarantor that are available to make a Restricted Payment in accordance with and to the extent permitted by Section 3(aa) of the Guaranty.

5.             Payment Upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to the Guarantor, or (b) any liquidation, dissolution or other winding up of the Guarantor, whether partial or complete and whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Guarantor, then and in any such proceeding, dissolution, liquidation or other winding up or other event, the Lender shall be entitled to receive Payment in Full before any Subordinated Lender shall be entitled to receive any payment on account of its Subordinated Indebtedness (whether in respect of principal, interest, premium, fees, indemnities, commissions or otherwise) and to that end, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of its Subordinated Indebtedness in any such case, proceeding, dissolution, liquidation or other winding up or event shall instead be paid or delivered directly to the Lender (or to the applicable agent on behalf of the Lender) for application to the Guaranteed Obligations in accordance with the Guaranty, whether or not due, until Payment in Full.

6.             Proceeding Against Borrowers. Upon the occurrence of an Event of Default giving rise to the Lender’s rights to make a demand on the Guarantor for payment of all of the Guaranteed Obligations, no payments of any kind in respect of any Subordinated Indebtedness shall be permitted and all interest thereafter accruing on the Permitted Indebtedness shall be capitalized and added to the principal balance on the Permitted Indebtedness that shall be due and payable no earlier than the Subordinated Maturity Date thereof. Whether or not any Event of Default shall exist under the Guaranty, each Subordinated Lender shall not, without the prior written consent of the Lender, (a) commence an involuntary proceeding against the Guarantor under a bankruptcy, insolvency or receivership law or (b) take any grant of collateral security for its Subordinated Indebtedness, which collateral security also has been pledged as security for the Guaranteed Obligations.

7.             Payment to Lenders of Certain Amounts Received by each Subordinated Lender. In the event that any Subordinated Lender receives on account or in respect of its Subordinated Indebtedness any distribution of assets by the Guarantor or any Affiliate, or payment by or on behalf of the Guarantor or any Affiliate, of any kind or character, whether in cash, securities or other property, other than as permitted hereunder, each Subordinated Lender shall hold in trust (as property of the Lender) for the benefit of, and immediately upon receipt thereof, shall pay over or deliver to the Lender (or to the applicable agent on behalf of the Lender) such distribution or payment in precisely the form received (except for the endorsement or assignment by such Subordinated Lender where necessary) for application in accordance with the Guaranty. In the event of failure of such Subordinated Lender to make any such endorsement or assignment, the Lender irrevocably is authorized and empowered by and on behalf of each Subordinated Lender to make the same.

8.             Authorizations to Lender. Each Subordinated Lender (a) irrevocably authorizes and empowers (without imposing any obligation on) the Lender (or applicable agent on behalf of the Lender) to demand, sue for, collect, receive and give receipts for all payments and distributions on or in respect of its Subordinated Indebtedness which are required to be paid or delivered to the Lender (or the applicable agent on behalf of the Lender) as provided herein, and to file and prove all claims therefor and take all such other action, in the name of such Subordinated Lender or otherwise, as the Lender (or applicable agent on behalf of the Lender) may determine to be necessary or appropriate for the enforcement of these subordination provisions, all in such manner as the Lender shall instruct or otherwise in accordance with the Guaranty, (b) irrevocably authorizes and empowers (without imposing any obligation) the Lender to vote the (including, without limitation, voting its Subordinated Indebtedness in favor of or in opposition to any matter which may come before any meeting of creditors of the Guarantor generally or in connection with, or in anticipation of, any insolvency or bankruptcy case or proceeding, or any proceeding under any laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions or extensions relative to the Guarantor) in such manner as the Lender shall instruct or otherwise in accordance with the Guaranty, and (c) agrees to execute and deliver to the Lender (or applicable agent on behalf of the Lender) all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and to take all such other action, as may be requested by the Lender in order to enable the Lender (or the applicable agent on behalf of the Lender) to enforce all claims upon or in respect of its Subordinated Indebtedness.

9.             Notice. Each Subordinated Lender agrees, for the benefit of the Lender, that it will give the Lender (or the applicable agent on behalf of the Lender) prompt notice of any event of default (as defined under the terms of its Subordinated Indebtedness) by the Guarantor or any Affiliate in respect of any Subordinated Indebtedness.

10.           No Waiver; Modification to Senior Debt. No failure on the part of the Lender (or applicable agent on behalf of the Lender) and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof by the Lender, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or future exercise by the Lender (or applicable agent on behalf of the Lender) of any other right, remedy or power. Each and every right, remedy and power granted, by law or other agreement, or allowed to the Lender shall be cumulative and not exclusive, and may be exercised by the Lender (or applicable agent on behalf of the Lender) from time to time.

At any time, without the consent of or notice to the Subordinated Lenders, without incurring responsibility or liability to the Subordinated Lenders and without impairing or releasing the subordination provided herein or the obligations hereunder of the Subordinated Lenders, the Lender may do anyone or more of the following: (a) change the manner, place or terms of payment of or extend the time of payment of, or renew or alter, the Guaranteed Obligations or any collateral security therefor, or otherwise amend or supplement in any manner the Guaranteed Obligations or any instruments evidencing the same or any agreement under which Guaranteed Obligations are outstanding or the Guaranty; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Guaranteed Obligations; (c) release any Person liable in any manner for the Guaranteed Obligations; and (d) exercise or refrain from exercising any rights against the Guarantor and any other Person. Each Subordinated Lender unconditionally waives notice of the incurring of Guaranteed Obligations or any part thereof.

11.           Further Assurances. Each Subordinated Lender, at its own cost, shall take any further action as the Lender may reasonably request in order to carry out more fully the intent and purpose of these subordination provisions, including the undertaking any other further actions deemed advisable or reasonably required under the laws of the local jurisdiction to effect the enforceability of these subordination provisions thereunder.

Exhibit B

Schedule 9

Terms of Corporate LC Facility Subordination

1.             General. The Guarantor may assume letter of credit reimbursement obligations or provide a guaranty in respect of letter of credit reimbursement obligations (in either event, the “Subordinated Guaranty”), provided that (a) the aggregate liability for which the Guarantor is liable pursuant to the Subordinated Guaranty may not exceed $50,000,000, and (b) the Subordinated Guaranty obligations shall be unsecured and subordinated in all respects to the Guaranteed Obligations and in accordance with the remaining terms of this Schedule 9. Notwithstanding anything to the contrary contained in this Guaranty, the Guarantor may pay outstanding principal, together with accrued and unpaid interest and fees then due, in respect of any Subordinated Guaranty (the “Original Debt”) from the proceeds of any new Subordinated Guaranty incurred to refinance or replace such Original Debt or any upon any extension of the maturity of the Original Debt.

2.             Security. The Subordinated Guaranty shall be unsecured as to the Guarantor and may be secured only by the Milford project assets and a cash reserve account for the payment of fees payable to the lenders under the letter of credit facility.

3.             Fees; Interest. All fees, interest and any other amounts payable under the letter of credit facility shall be on arm’s-length terms and conditions.

4.             Guaranty Payments. The Guarantor agrees that unless and until all of the Guaranteed Obligations have been paid in full (including without limitation post-petition interest and post-petition fees and costs, whether or not allowable in bankruptcy, but excluding certain indemnity or reimbursement obligations that survive the repayment in full of the underlying Loans and for which no claim has been asserted) (“Payment in Full”), any cash payment by the Guarantor under the Subordinated Guaranty shall be allowed, notwithstanding anything to the contrary contained in the Guaranty, solely to the extent (a) no Event of Default has occurred and is continuing under the Guaranty at the time of such payment, (b) any such payment would not cause an Event of Default to occur under the Guaranty, and (c) any such payment either (I) together with each previous payment made under this clause (I), does not exceed $15,000,000 in the aggregate or (II) is made from funds of the Guarantor that are available to make a Restricted Payment in accordance with and to the extent permitted by Section 3(aa) of the Guaranty.

5.             Payment Upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to the Guarantor or to its assets, or (b) any liquidation, dissolution or other winding up of the Guarantor, whether partial or complete and whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Guarantor, then and in any such proceeding, dissolution, liquidation or other winding up or other event, the Lender shall be entitled to receive Payment in Full before any letter of credit issuer shall be entitled to receive any payment on account of the Subordinated Guaranty from the Guarantor on account of the Subordinated Guaranty (whether in respect of reimbursement obligations, interest, premium, fees, indemnities, commissions or otherwise) and to that end, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable by the Guarantor in respect of the Subordinated Guaranty in any such case, proceeding, dissolution, liquidation or other winding up or event shall instead be paid or delivered directly to the Lender (or to the applicable agent on behalf of the Lender) for application to the Guaranteed Obligations in accordance with the Guaranty, whether or not due, until Payment in Full.

6.             Proceeding Against Borrowers. Upon the occurrence of an Event of Default giving rise to the Lender’s rights to make a demand on the Guarantor for payment of all of the Guaranteed Obligations, no payments of any kind by the Guarantor in respect of the Subordinated Guaranty shall be permitted. Whether or not any Default shall exist under the Guaranty, each letter of credit issuer shall not, without the prior written consent of the Lender, commence any proceeding against the Guarantor in bankruptcy, insolvency or receivership law.

7.             Notice. Each letter of credit issuer agrees, for the benefit of the Lender, that it will give the Lender (or the applicable agent on behalf of the Lender) prompt notice of any default by the Guarantor or any Affiliate in respect of any Subordinated Guaranty.

8.             No Waiver; Modification to Senior Debt. No failure on the part of the Lender (or applicable agent on behalf of the Lender) and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof by the Lender, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or future exercise by the Lender (or applicable agent on behalf of the Lender) of any other right, remedy or power. Each and every right, remedy and power granted, by law or other agreement, or allowed to the Lender shall be cumulative and not exclusive, and may be exercised by the Lender (or applicable agent on behalf of the Lender) from time to time.

At any time, without the consent of or notice to the letter of credit issuer, without incurring responsibility or liability to the letter of credit issuer and without impairing or releasing the subordination provided herein or the obligations hereunder of the letter of credit issuer, the Lender may do anyone or more of the following: (a) change the manner, place or terms of payment of or extend the time of payment of, or renew or alter, the Guaranteed Obligations or any collateral security therefor, or otherwise amend or supplement in any manner the Guaranteed Obligations or any instruments evidencing the same or any agreement under which Guaranteed Obligations are outstanding or the Guaranty; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Guaranteed Obligations; (c) release any Person liable in any manner for the Guaranteed Obligations; and (d) exercise or refrain from exercising any rights against the Guarantor and any other Person. Each letter of credit issuer unconditionally waives notice of the incurring of Guaranteed Obligations or any part thereof.